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                                    EXHIBIT 10.16

                 AGREEMENT FOR PROMOTION OF INTERNET ACCESS SERVICES
                         BETWEEN NTC AND EARTHLINK NETWORK



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                 AGREEMENT FOR PROMOTION OF INTERNET ACCESS SERVICES
                                     between
                            NTC AND EARTHLINK NETWORK


This Agreement For The Promotion of Internet Access Services ("Agreement") is entered into between National Telephone & Communications, Inc., a Nevada corporation located at 2801 Main Street, Irvine, California 92714 ("NTC") and EarthLink Network, Inc., a California corporation located at 3171 Los Feliz Boulevard, Suite 203, California 90039 ("ELN") and is entered into by the parties with reference to the following facts.

A. ELN is a provider of Internet access services ("ELN Internet Access Services") that has developed proprietary Internet access software including Total Access Southern California, Total Access USA 800 and Total Access USA, due for release in August 1995, (collectively, "ELN Internet Access Products").

B. NTC is a reseller of long distance telephone services and products ("Telephone Services") that utilizes a nationwide, multi-level network of independent sales representatives ("NTC IRs") to market its Telephone Services to residential and small business customers ("Retail Customers").

C. NTC has recently developed promotional programs to market telecommunications pagers to the Retail Customers in conjunction with the marketing of NTC's Telephone Services by utilizing NTC IRs.

D. ELN desires to engage NTC's services to market the ELN Internet Access Services to Retail Customers through (i) the development by NTC of promotional programs to market the ELN Internet Access Products with the NTC IRs ("NTC Internet Promotion Programs"), and (ii) the implementation by NTC of such NTC Internet Promotion Programs.

E. NTC desires to develop and implement the NTC Internet Promotion Programs for ELN on condition that (i) such NTC Internet Promotion Programs can be developed and implemented in such a manner as to also support the NTC IRs' efforts to market NTC's Telephone Services to the Retail Customers, and (ii) NTC can be reasonably compensated for its efforts and expertise in developing the NTC Internet Promotion Programs and reasonably compensated for all Retail Customers added to the ELN Internet Access Service because of the NTC Internet Promotion Programs.

NOW THEREFORE, for fair and reasonable consideration, the parties agree to the following.

1.  THE AGREEMENT.

    NTC agrees to immediately begin efforts to develop an initial NTC Internet Promotion Program ("Initial Promotion Program") for the review and approval of ELN ("ELN Approval"), and ELN agrees such ELN Approval shall be expeditiously completed. Following the

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completion of such Initial Promotion Program and the ELN Approval, NTC agrees to expeditiously initiate a good faith effort to produce a minimum of twenty two thousand (22,000) new customers for the ELN Internet Access Services utilizing an ELN Internet Access Product ("NTC/ELN Customers") during the twelve (12) month period immediately following the execution of this Agreement, although ELN understands NTC cannot guarantee to produce twenty two thousand (22,000) NTC/ELN Customers within such twelve (12) month period.

    ELN agrees to (i) on a timely basis and at no cost to NTC, provide NTC with such ELN materials and services as are required to reasonably implement the NTC Internet Promotion Programs during the term of this Agreement including but not limited to the software and other materials reasonably necessary for the NTC/ELN Customers to utilize the ELN Internet Access Service through an ELN Internet Access Product ("ELN Internet Materials"),
(ii) waive ELN's twenty five dollar ($25.00) setup fee for all NTC/ELN Customers, and (iii) provide satisfactory Internet access services for all NTC/ELN Customers such that NTC shall not receive an unreasonable number of complaints about the ELN Internet Access Service from the NTC/ELN Customers.

2.  NTC'S INTERNET PROMOTIONAL PROGRAMS.

    The parties agree that all NTC Internet Promotion Programs may include but shall not necessarily be limited to (i) an NTC gift certificate program similar to the gift certificate program used by NTC in previous and/or current NTC promotional programs for pagers, and/or (ii) inclusion of the ELN Internet Materials in an NTC package of materials for new NTC IRs. Any and all such NTC Internet Promotion Programs used by NTC to produce the NTC/ELN Customers shall be at NTC's sole discretion, subject to ELN reasonable review and approval before implementation by NTC ("ELN Approval"), and at NTC's sole cost including but not limited to the shipping/handling costs, if any, that NTC may incur in delivering the ELN Internet Materials to a new NTC/ELN Customer, but not including the cost of the ELN Internet Materials which shall be provided to NTC at ELN's sole cost, including ENL's cost of delivery to NTC, as set forth above in Paragraph 1.

    The parties further agree that said ELN Approval of any NTC Internet Promotion Program shall be at ELN's sole, but reasonable, discretion and NTC agrees such sole ELN discretion shall include but is not limited to
(i) determination of the actual amounts of ELN Internet Materials needed to supply NTC's current needs, which ENL agrees to make a good faith effort to deliver to NTC, once ELN Approval is given, and NTC agrees such good faith effort by ELN shall be sufficient to meet the intent of this Agreement,
(ii) determination that an NTC Internet Promotion Program may not be cost effective for ELN, (iii) determination as to whether or not the NTC Internet Promotion Program promotes the ELN Internet Access Service in any manner that is misleading or that reflects unfavorably on ELN or that is contrary to applicable laws and regulations, including without limitation those relating to truth in advertising and fair trade practices, and (iv) adherence to copyrights and trademarks of ELN and its licensors. It is understood and agreed that NTC will distribute ELN's Internet materials only within the United States and Canada.

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    NTC warrants and represents to ELN that, without ELN's specific prior written approval, (i) NTC shall not knowingly ship or deliver more than one
(1) set of ELN Internet Materials to a single NTC IR, and (ii) NTC shall only ship or deliver ELN Internet Materials to individual NTC IRs who NTC reasonably believes to be end-user customers receiving the ELN Internet Materials either for personal use or for the purpose of demonstrating the ELN Internet Access Service to other potential end-user customers ("End-User Customer") rather than receiving the ELN Internet Materials for the purpose of reselling to other end-user customers. In the event NTC breaches the warranty set forth in this Paragraph, then NTC agrees to be fully bound by the terms, conditions, warranties and representations set forth in Exhibit 1, attached hereto and incorporated herein by reference. ELN understands and acknowledges that NTC IRs, in accordance with each NRC IR's specific agreement with NTC, are not agents or employees of NTC.

    NTC will ensure that contained in its Internet Promotion Program material going out to NTC IRs will be an NTC memorandum delineating ELN requirements concerning copyrights and trademarks of ELN and its licensors. NTC also agrees that any NTC materials, and/or NTC IR materials provided to NTC for its approval, containing note or mention of ELN and/or its licensors shall be preapproved by ELN before being printed.

3.  NTC COMPENSATION FOR DEVELOPING INITIAL PROMOTIONAL PROGRAM.

    The parties agree that ELN shall pay NTC a fee of one hundred thousand dollars ($100,000.00) specifically and solely for NTC's efforts and expertise in developing the Initial Promotion Program ("Program Development Fee"). The parties agree that a good faith deposit of fifty percent (50%) of such Program Development Fee shall be paid to NTC on execution of this Agreement. The parties further agree that at the time NTC completes the Initial Promotion Program and the ELN Approval is given, the remaining fifty percent (50%) of the program Development Fee shall be due and payable.

4.  NTC COMPENSATION FOR EACH NEW NTC/ELN CUSTOMER.

    ELN agrees to pay NTC twenty dollars ($20.00) for each new NTC/ELN Customer who subscribes to the ELN Internet Access Service during the term of this Agreement ("NTC Commission") if such new NTC/ELN Customer (i) pays ELN for two (2) months usage of such ELN Internet Access Service ("Two Month Period"), and (ii) remains as a subscriber to such ELN Internet Access Service through the end of the Two Month Period. The parties agree that NTC shall earn the NTC Commission at the end of the Two Month Period if the new NTC/ELN Customer is still on said ELN Internet Access Service at the end of the Two Month Period.

    The parties agree that ELN, by the tenth (10th) calendar day of each month, shall give NTC a reasonable accounting of all NTC Commissions earned by NTC during the proceeding calendar month ("Accrued Commissions"). The parties further agree that ELN shall pay the Accrued Commissions to NTC on a quarterly basis in accordance with a schedule to be determined by good faith negotiations between the parties following the execution of this Agreement.

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5.  SOFTWARE MIX.

    NTC understands and acknowledges that the mix of software offered by ELN to its potential subscribers has been licensed by ELN through its various licensors. Thus, for reasons which are beyond the control of ELN, the software in the ELN Internet Materials and/or the restrictions on the licensing of such software may change at any time. If reasonably possible to do, ELN agrees to give NTC a minimum of sixty (60) days notice of any change in its software mix and/or licensing restrictions that might affect any or all of NTC's active NTC Internet Promotion Programs.

6.  PROPRIETARY RIGHTS.

    NTC understands and acknowledges that title to and ownership of all copies of software, whether in immediately accessible or encrypted form, contained in the ELN Internet Materials provided to NTC, whether in machine readable or printed form, and all related technical know-how and all rights therein (including without limitation rights in patents, copyrights and trade secrets applicable thereto) are and shall remain the exclusive property of ELN and its licensors. NTC shall not take any action to jepradize, limit or interfer in any manner with ELN's and its licensors' ownership of and rights with respect to the aforesaid software and documentation. NTC shall have only those rights in the software and documentation granted to it pursuant to this Agreement. However, ELN understands and acknowledges that NTC has no control over or liability to ELN for ELN Internet Materials once such materials are shipped or delivered to an End-User Customer in accordance with the provisions set forth in and/or intended by this Agreement.

7.  PROPRIETARY NOTICES.

    NTC, its employees and its agents shall not remove or alter any trademark, trade name, copyright or other proprietary notices, ledgens, symbols or labels appearing on or in copies of ELN Internet Materials and shall use the same notices, ledgens, symbols or labels in or on copies of any of the ELN Internet Materials provided to NTC.

8.  EXPORT RESTRICTIONS.

    NTC agrees that it shall not, directly or indirectly, export or reexport, or knowingly permit the export or reexport of, the ELN software and the documentation or any technical information about the products to any country for which the United States Export Administration Act, any regulation thereunder, or any similar United States law or regulation, requires an export license or other United States governmental approval, unless the appropriate export license or approval has been obtained. However, ELN understands and acknowledges that NTC has no control over or liability to ELN, its licensors or licensees for ELN Internet Materials once such materials are shipped or delivered to an End-User Customer in accordance with the provisions set forth in and/or intended by this Agreement. NTC understands that the ELN Internet Materials will require a special export license to be distributed outside of the United States and Canada.

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9.  RESTRICTED RIGHTS.

    Use, duplication or disclosure of the of the ELN software by any unit of the U.S. Government is subject to "Restricted Rights" as that term is defined in the relevant Federal Acquisition Regulations and/or the Department of Defense Supplement, as applicable.

10. INDEMNIFICATION.

    A party to this Agreement ("Indemnifying Party") will indemnify and hold harmless the other party ("Indemnified Party") and/or its respective licensors and licensees against all claims, damages, suits, actions, judgements, losses, costs, reasonable attorney fees and reasonable expenses that the Indemnified Party and its respective customers or its licensees or licensors may sustain or incur by reason of any breach of any Indemnifying Party's warranties or representations contained in this Agreement, provided that each party shall promptly notify the other of any such claim, demand or suit. Promptly after the receipt by the Indemnified Party of notice of any claim asserted by a third party that may give rise to the Indemnifying
Party's liability to the Indemnified Party and its respective customers or its licensees or licensors under this Paragraph 10, the Indemnified Party shall give to the Indemnifying Party written notice of such claim and Indemnifying Party shall be entitled to participate, at its own expense, in the defense of any such claim. Indemnified Party shall not pay, acknowledge, compromise or settle any such claim without the written consent of the Indemnifying Party, which consent shall not be unreasonable withheld. The parties agree that the Indemnifying Party's total aggregate liability for all claims set forth in and intended by this Paragraph 10 shall not exceed five hundred thousand dollars ($500,000); and ELN understands and acknowledges that NTC has no control over or liability to ELN, its licensees or licensors for ELN Internet Materials once such materials are shipped or delivered to an End-User Customer in accordance with the provisions set forth in and/or intended by this Agreement.

    Each party hereto represents to the other party that the singular act of executing this Agreement will not in itself violate any other agreement previously executed by the party including without limitation any agreement with a licensee, licensor or customer, and will not subject either party to any claim set forth in or intended by this Paragraph 10.

11. DISCLAIMER.

    EACH PARTY DISCLAIMS ALL WARRANTIES EXPRESSED OR IMPLIED CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. THE EXPRESSED OBLIGATIONS STATED IN THIS AGREEMENT ARE THE ONLY OBLIGATIONS ASSUMED IN RESPECT OF MATTERS DEALT WITH IN THIS AGREEMENT.

12. AGENCY.

    Neither party shall be deemed to be the employee, agent or partner of the other, and neither shall have the authority to act on behalf of the other in any manner whatsoever.

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13. TERM OF AGREEMENT.

    This Agreement shall automatically terminate on June 30, 1996 ("Automatic Termination Date"). The parties agree this Agreement may be terminated by either party prior to the Automatic Termination Date upon delivery of a written termination notice ("Termination Notice") to the other party. In the event one of the parties delivers such Termination Notice to the other party, then this Agreement shall terminate on the thirtieth (30th) calendar day following delivery of such Termination Notice ("Early Termination Date"), unless such Early Termination Date is after June 30, 1996.

    The parties agree to negotiate in good faith to determine the specific obligations and liabilities of each party following the termination of this Agreement which the parties agree shall include but shall not necessarily be limited to (i) the rights and licenses granted to NTC under this Agreement shall automatically terminate, (ii) any and all rights granted by NTC to the NTC IRs shall automatically terminate, other than the normal-and-usual rights that ELN grants to End-User Customers for such NTC IRs that are End-User Customers, (iii) all copies of ELN Internet Materials delivered or shipped to NTC by ELN which have not already been shipped or delivered by NTC to an End-User Customer shall promptly returned by NTC to ELN, (iv) definition of the actions and adjustments, if any, that may be necessary by the parties if NTC does not produce the number of NTC/ELN Customers contemplated by this Agreement, and (v) definition of the liabilities/obligations of each party for NTC/ELN Customers received by ELN after termination of this Agreement but resulting from the efforts and promotional programs of NTC prior to such termination.

    The parties further agree that the provisions set forth herein in Paragraphs 6, 7, 10, and 11, and in Exhibit 1, respectively titled "Proprietary Rights", "Proprietary Notices", "Indemnification", "Disclaimer", and "NTC Warranties If Shipments Violate End-User Customer Rules" shall survive expiration or termination of this Agreement.

14. DISPUTES AND VENUE.

    In the event of any dispute, controversy or claim ("Disputed Matter") between the parties to this Agreement or the breach thereof, the parties agree to submit and are obligated to submit the Disputed Matter to binding arbitration in accordance with the Rules of the American Arbitration Association. The parties further agree that such arbitration shall be held in the County of Orange in the State of California. By execution of this Agreement, the parties irrevocably and unconditionally submit to the jurisdiction of said arbitration in any such Disputed Matter.

15. APPLICABLE LAW.

    This Agreement shall be construed, governed and enforced in accordance with the laws of the State of California.

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16. ATTORNEY FEES.

    In the event of any Disputed Matter between the parties hereto in connection with this Agreement, the prevailing party shall be entitled to receive from the losing party all of its cost and expenses including but not limited to court costs and reasonable attorneys' fees.

17. AMENDMENTS.

    No amendment, modification, waiver, discharge or change ("Amendment") to this Agreement shall be valid unless such Amendment is in writing and signed by all the parties hereto.

18. ADDITIONAL DOCUMENTS.

    Each of the parties hereto specifically agrees to execute such other and further instruments and documents as may reasonably be required to effectuate the terms, conditions and objectives of this Agreement.

19. SEVERABILITY AND COMPLIANCE.

    If any term, condition or provision of this Agreement is found to be invalid, contrary to law or otherwise unenforceable ("Invalid Provision"), such finding shall in no way affect the validity or enforceability of the other terms, conditions and provisions herein. Such other terms, conditions and provisions shall be valid and enforceable as if the Invalid Provision was never a part hereof. Each party hereto shall be excused without further liability from the performance of any duty, obligation or responsibility hereunder to the extent it is prevented form such performance by applicable laws, rules or regulations or by the order or decision of any regulatory authority.

20. WAIVER OF BREACH.

    The waiver of one party of a breach of any term, condition or provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of any type whether of similar or dissimilar nature.

21. NOTICES.

    Any and all notices, demands or other communications ("Notice") given hereunder shall be delivered to the party to whom such Notice is addressed by delivery in person or by delivery through United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

    If to NTC:         National Telephone & Communications, Inc.
                       2801 Main Street
                       Irvine, California 92714
                       Attn: President

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    If to ELN:         EarthLink Network, Inc.
                       3171 Los Feliz Blvd., Suite 203
                       Los Angeles, California 90039
                       Attn: President

If delivery is by United States mail, notice shall be deemed to have been given three (3) working days after being placed in such mail, as evidenced by a mailing receipt. Either party may change its address for the purpose of this Agreement by giving the other party written notice of its new address.

22.  ASSIGNMENTS.

     This Agreement and the rights and obligations granted or agreed to hereunder may not be assigned by either party without first obtaining the prior written consent of the other party which both parties agree will not be unreasonably withheld; and any attempt to assign shall be null and void. However, either party shall have the right to assign its rights and obligations set forth in this Agreement to a successor company in the event of sale or merger effecting its operations.

23. VALID ENTITY.

    Each party to this Agreement which is a legal entity such as a partnership, corporation or trust or the like represents that it is a validly formed and existing entity, that it has the authority to enter into this Agreement and that all acts necessary to make this Agreement valid and binding have been done. The person or persons executing this Agreement on behalf of such entity represents that they have the right and authority to do so.

24. CONSTRUCTION.

    Any rule of law to the contrary notwithstanding, this Agreement shall be construed as if drafted by both parties regardless of which party or which party's legal counsel either actually drafted this Agreement or printed or physically memorialized this Agreement between the parties.

25. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed an original; but all of such counterparts taken together shall constitute one and the same agreement.

26. USE OF PLURAL OR SINGULAR.

    The use of the singular or plural number in any term, condition or provision of this Agreement shall be deemed to include the other whenever the context so requires.

27. ENTIRE AGREEMENT.

    This Agreement sets forth and constitutes the entire agreement between the parties with respect to the subject matter herein and


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supersedes all previous agreements promises and representations, either oral or in writing, between the parties hereto with respect to the transactions covered hereby, the contains all the covenants and agreements between the parties. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party to this Agreement, or anyone acting on behalf of any party to this Agreement, which are not embroiled herein.

28. BENEFITS.

    The terms, conditions and provisions of this Agreement shall inure to the benefit of and be binding on the parties hereto and all their respective successors including but not limited to permitted assigns, executors, administrators, heirs and representatives; and no other person or entity shall have any rights whatsoever under this Agreement.

Agreed to effective on the 23rd day of June, 1995 in the County of Orange, State of California.


NTC:                                            ELN:
National Telephone &                            EarthLink Network, Inc.
Communications, Inc.


By:                                             By:



- ---------------------------                     ---------------------------
E.R. Jacobs                                     Sky Dayton
President & CEO                                 President & CEO




                                       9

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                                  EXHIBIT I
                                      to
             AGREEMENT FOR PROMOTION OF INTERNET ACCESS SERVICES


         NTC WARRANTIES IF SHIPMENTS VIOLATE END-USER CUSTOMER RULES


In the event NTC breaches its warrantee set forth in Paragraph 3 of the Agreement for Promotion of Internet Access Services by knowingly shipping or delivering multiple sets of ELN Internet Materials to a single NTC IR whose purpose in receiving such materials is for reselling ("Wholesaling IRS") without ELN's specific prior written approval, then NTC agrees to be fully bound by the following terms and conditions.

1. NTC shall be responsible for ensuring that such Wholesaling IRs adhere to and agree to the terms in the sections is this Agreement entitled Proprietary Rights, Proprietary Notices, Export Restrictions, and Restricted Rights ("IR Material Terms"). NTC warrants and represents that it (a) shall ensure that such Wholesaling IRs are informed of and will adhere to the IR Material Terms and (b) will inform ELN immediately of any known breach of such terms.

2. If NTC learns of any breach of an IR Material Term that could damage ELN and/or its third party licensors, NTC shall take prompt, commercially reasonably corrective action at its own expense to remedy the breach and/or obtain all other appropriate relief and shall, in addition, immediately notify ELN in writing of the breach and corrective action taken. The execution of these duties by NTC shall not preclude ELN from also taking corrective action.

3. In addition, if a breach in an IR Material Term occurs that would, in ELN's opinion, result in irreparable harm to ELN and/or its licensors, unless injunctive or other equitable relief is entered into to restrain the violation, NTC shall, as requested by ELN, either (a) use its best efforts to obtain such equitable relief as promptly as reasonably possible, or (b) assign its rights against it to ELN to permit ELN to seek such equitable relief.

4. NTC's obligations as set forth in this Exhibit 1 protect the interest of ELN and its third party licensors shall survive expiration or termination of this agreement.